UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2016

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 1st Street SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
At the 2016 Annual Meeting of Stockholders of Luna Innovations Incorporated (“Luna”) held on May 25, 2016, Luna’s stockholders approved four proposals, as proposed in the Proxy Statement, as follows: (i) the election of Richard W. Roedel and John B. Williamson, III as Class I members of the Board of Directors, to serve until Luna’s 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”); (ii) the approval, on a non-binding, advisory basis, of the compensation of Luna’s named executive officers (“Proposal 2”); (iii) the approval of the 2016 Equity Incentive Plan (“Proposal 3”); and (iv) the ratification of the selection of Grant Thornton LLP as Luna’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 4”).
Proposal 1. Election of Directors
The vote with respect to the election of directors was as follows:

	FOR	WITHHELD
Richard W. Roedel	7,325,266	639,773
John B. Williamson, III	7,501,009	464,030
Proposal 2. Advisory Vote on Executive Compensation
The advisory vote on the compensation of Luna’s named executive officers was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,861,237	1,858,833	244,969	15,304,130
Proposal 3. Approval of the 2016 Equity Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,850,666	3,013,668	100,705	15,304,130

Proposal 4. Ratification of Selection of Independent Registered Public Accounting Firm
The vote with respect to the ratification of the selection of Grant Thornton LLP as Luna’s independent registered public accounting firm for the year ending December 31, 2016 was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
22,446,250	742,873	80,046	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff Chief Strategy Officer, Treasurer and Secretary

Date: May 27, 2016